SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201 Richmond, VA	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605
Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

A.
The Annual Meeting of Shareholders was held as a virtual meeting Thursday, May 18, 2017. At this meeting, the Company’s shareholders approved the following: the election of seven directors; the advisory vote on the compensation of named executives; and the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm.

Proposal #1: Election of Directors: The following individuals were elected as directors at the Annual Meeting:

Name	Votes For	Votes Withheld
Craig C. Bram	5,762,984	428,290
Anthony A. Callander	5,714,265	477,009
Susan S. Gayner	5,781,702	409,572
Henry L. Guy	5,784,302	406,972
Amy J. Michtich	5,784,702	406,572
James W. Terry, Jr.	5,714,367	476,907
Murray H. Wright	5,769,002	422,272

Proposal #2: Advisory Vote - Compensation of Named Executive Officers was approved by the following vote:

For	Against	Abstain
5,654,004	387,003	150,267

Proposal #3: The appointment of KPMG, LLP as the Company's Independent Public Accountants was ratified by the following vote:

For	Against	Abstain
8,013,612	25,534	9,772

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

By: /S/ RICHARD D. SIERADZKI
Richard D. Sieradzki
Principal Accounting Officer
Dated: May 23, 2017

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